                                                                    Exhibit 10.2

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

UTStarcom                                                                    JRC

                                 Sales Agreement

                                     between

                                 JAPAN RADIO CO.

                                       and

                                    UTSTARCOM

                                TABLE OF CONTENTS

1.       Definitions .........................................................5
2.       General .............................................................5
3.       Marketing arrangement ...............................................6
4.       Forecasts ...........................................................6
5.       Deliveries ..........................................................7
6.       TERMS OF PAYMENT ....................................................8
7.       INSPECTION AND ACCEPTANCE ...........................................9
8.       SAFETY STANDARDS AND REGULATIONS ....................................9
9.       PRODUCT SPECIFICATIONS .............................................10
10.      Support ............................................................11
11.      SPARE PARTS ........................................................11
12.      WARRANTY ...........................................................12
13.      TRADEMARKS .........................................................14
14.      PATENTS ETC ........................................................14
15.      DURATION OF THE AGREEMENT ..........................................15
16.      TERMINATION OF THE AGREEMENT .......................................15
17.      COMPENSATION FOR DAMAGES ...........................................17
18.      DISCLOSURE OF INFORMATION ..........................................17
19.      PUBLICITY ..........................................................18
20.      ASSIGNMENT .........................................................18
21.      NOTICES.............................................................19
22.      EXCEPTIONS .........................................................19
23.      ENTIRE AGREEMENT ...................................................20
24.      ARBITRATION ........................................................20
25.      GOVERNING LAW AND TRADE TERMS ......................................20
26.      MISCELLANEOUS ......................................................21
Exhibit A Product Specifications ............................................23
Exhibit B Delivery order rescheduling and cancellation ......................29
Exhibit C PRICE LIST and NRE ................................................31
Exhibit D Support ...........................................................33
Exhibit E Manufacturing Support .............................................35
Exhibit F Schedule ..........................................................37
Exhibit G Inspection standard and procedures ................................39

                                    AGREEMENT

         This Agreement is made and entered into as of this 16th day of MARCH, 2000, by and between Japan Radio Company, Ltd., a corporation organized under the laws of Japan, with its principal place of business at Akasaka Twin Tower, 17-22, Akasaka 2 chome, Minato-ku, Tokyo 107-8432, Japan ("JRC" or "THE COMPANY") and UTStarcom (Hangzhou) Co., Ltd., a China registered corporation having its principal place of business at 3 Yile Industry Park, No. 129, Wenyi Road, Hangzhou 310012, Peoples Republic of China ("UTStarcom" or "THE BUYER").

         The BUYER desires to purchase from the COMPANY, and the COMPANY is willing to sell to the BUYER, certain products manufactured by the COMPANY under the UTStarcom brand and described in Exhibit A attached hereto (the "PRODUCT"), for resale in certain territories, on the terms and conditions contained in this Agreement.

         In consideration of the foregoing and of the mutual agreements and covenants contained below, the parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the following respective meanings:

          1.1 "DOCUMENTATION" means the explanatory material commonly distributed by the COMPANY with the PRODUCT and any modifications, translations or updates thereto.

          1.2 "PRODUCTS" means the [*] corresponding SO writer and accompanying software, and products described in Exhibit A and any enhancements, updates or all future generations of product offerings thereto.

          1.3  "TERRITORY" means [*].

2.       GENERAL

          2.1 The parties hereto agree to implement the initial phase of this Agreement as specified in Exhibit F attached hereto and made an integral part hereof in respect to the date of delivery and quantity of prototypes, preproduction samples, first production units and exchange of documentation, and other matters relating to the performance of the initial phase of this Agreement.

          2.2 The BUYER shall at its own expense direct its vigorous activities for the sale of the PRODUCTS under the BUYER's name and trademarks. The BUYER will send to the COMPANY as much market information as possible useful for the

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               development and manufacture of the PRODUCTS. The COMPANY will make every effort within its power to meet the BUYER's requirements in respect of quantities and delivery dates of the PRODUCTS to be purchased by the BUYER hereunder. Both parties shall cooperate with each other in good faith to establish a mutually close and prosperous relationship. If problems should be encountered with respect to any aspect of marketing or technical matters concerning the PRODUCTS for any reason whatsoever or if the parties should encounter any problems not covered by this Agreement, the COMPANY and the BUYER shall discuss them in a cooperative and sincere spirit and attempt to arrive at a mutual understanding in the spirit of building a close collaborative relationship.

3.       MARKETING ARRANGEMENT

          3.1 The BUYER shall have the right to sell and distribute the PRODUCTS only within the TERRITORY. Should the BUYER in the future desire to market the PRODUCTS outside the TERRITORY, the BUYER shall so notify the COMPANY for mutual discussion about such outside marketing. The BUYER shall be responsible for all losses, damages, expenses or other liabilities incurred or sustained by the COMPANY arising out of resale or reexport of the PRODUCTS made directly or indirectly by the BUYER or its distributors in or to any place outside the TERRITORY in breach of this Agreement or any applicable laws or regulations.

          3.2 The BUYER agrees not to sell, or knowingly allow the resale of the PRODUCT to military organizations.

          3.3 It is expressly understood and agreed that the COMPANY may freely sell any PRODUCTS, whether identical with or similar to the PRODUCTS, under any trademarks other than those of the BUYER to any third party or parties in any country in the world.

4.       FORECASTS

          4.1 The BUYER agrees to purchase and the COMPANY agrees to sell the PRODUCTS in the quantities and at the prices set forth in Exhibit C attached hereto and made an integral part hereof.

          4.2 The COMPANY will promptly effect shipment of the PRODUCTS after the manufacture thereof shall have been completed in each month of production as agreed. Delivery terms shall be on the basis of FOB Japan (or country of manufacture).

          4.3 The BUYER's good faith forecast for its expected purchases of PRODUCTS for the twelve month period beginning from April 1, 2000 is [*] Beginning [*] after the first delivery order, the BUYER shall then deliver to

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               the COMPANY a revised forecast at least once per [*] on a rolling [*] basis.

          4.4 Forecasts provided under the paragraph (4.3) above are for planning purposes only and do not constitute an order commitment or obligation on the part of the BUYER or the COMPANY. To the extent reasonably possible, however, the BUYER agrees to place orders consistent with such forecasts. The volume ordered by the BUYER in any given month may be increased or decreased from the volume included in the forecast and there shall be no fee associated with such variance. If the BUYER submits any forecast or places any order in which the quantity of PRODUCTS forecasted or ordered for any month deviates by more than [*] from the forecasted quantity of PRODUCTS for such [*] contained in the most recent prior forecast submitted to the COMPANY, then the parties shall negotiate in good faith to determine a mutually agreeable delivery schedule, taking into account BUYER's delivery requirements and the required lead time for any modifications to the COMPANY's procurement, manufacturing and testing processes.

          4.5 In addition to the formal procedures set forth above, the parties agree that they will promptly inform each other of any material change in their expectations or capabilities relating to the manufacturing, ordering or delivery of PRODUCTS hereunder, such as altered requirements and difficulties in productions.

5.       DELIVERIES.

          5.1 Delivery terms are FOB Japan or country of manufacture in accordance with INCOTERMS 2000. Title and the risk of loss of the PRODUCTS shall pass to the BUYER when delivered by the COMPANY at FOB point.

          5.2 Lead time for delivery of the first lot of the PRODUCTS is as specified in Exhibit F. Lead time for deliveries of the second lot onwards of the PRODUCTS shall not exceed [*] from the acknowledgement by the COMPANY of the delivery orders of the BUYER.

          5.3 The BUYER shall before the [*] provide the COMPANY with delivery orders showing the number of the PRODUCT which shall be delivered in accordance with the delivery lead time as specified in article 5.2, including the PSIDs, country code and operator ID to be programmed in said PRODUCTS to be delivered, the color or option configuration of the PRODUCTS and also including whether the PRODUCT shall be shipped [*] form. The COMPANY shall acknowledge or reject the delivery orders placed by the BUYER within [*] after the receipt thereof.

          5.4 The BUYER shall have the right to change or terminate delivery orders within the limits defined in Exhibit B.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          5.5 When the COMPANY has acknowledged the delivery orders, the COMPANY will send to the BUYER an individual sales contract to the PRODUCTS (hereinafter called the "Sales Contract"). The BUYER shall immediately upon receipt of the Sales Contract sign and return the duplicate copy of it but failure of the BUYER to do so shall not affect the validity of such Sales Contract. It is specifically agreed, however, that if any export license or permission is required for the export of the PRODUCTS the Sales Contract shall come into effect and the delivery of the PRODUCTS shall be made only when such export license or permission (if conditional upon conditions reasonably satisfactory to the COMPANY) shall have been obtained by the COMPANY. The BUYER agrees that if due to delays in obtaining such license or permission the shipping date of PRODUCTS as set forth in the Sales Contract is delayed, such delay shall not constitute a breach by the COMPANY of the Sales Contract; provided however that the COMPANY shall promptly notify the BUYER of such delay and will ship the PRODUCTS as soon as practicable after obtaining such license or permission.

          5.6 Any terms or conditions printed on the face or the reverse side of the delivery order sheet and/or the Sales Contract shall not be part of this Agreement unless both parties expressly agree in writing otherwise.

6.       TERMS OF PAYMENT

          6.1 The BUYER [*] establish with a reputable bank satisfactory to the COMPANY an irrevocable and, if so requested by the COMPANY, confirmed letter of credit (not restricted, unless otherwise agreed upon) in the full amount of the purchase price as stated in the COMPANY's pro forma invoice, in Japanese currency, under the Sales Contract in favor of the COMPANY available against the COMPANY's sight draft to de drawn on the said establishing bank, to reach the COMPANY at least [*] before the last day of the month of production as set forth in the Sales Contract. The letter of credit shall be payable to COMPANY [*] after the Shipment Date and must allow TT reimbursement. A confirming bank shall be a leading and first class international bank acceptable to the COMPANY and, unless otherwise agreed upon, be a bank other than the establishing bank of the letter of credit. Such letter of credit shall provide for partial shipments and shall remain valid for not less than [*] after the last day specified for shipment. In the event that the letter of credit is to be advised by facsimile, the BUYER shall cause a written confirmation thereof to be air-mailed to the COMPANY via the advising bank.

          6.2 The COMPANY reserves the right to demand compensation from the BUYER for all losses and damages incurred by the COMPANY if such losses or damages have been caused by the failure of the BUYER to establish the letter of credit by the time specified hereinabove.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.       INSPECTION AND ACCEPTANCE

          7.1 The BUYER shall have the right to conduct [*] an incoming inspection of the PRODUCTS at the destination specified in the bill of lading in accordance with the inspection standards and procedures set forth in Exhibit G attached hereto and made an integral part hereof. The BUYER shall notify the COMPANY of a result of inspection judgment (acceptance or rejection) in accordance with the said inspection standards and procedures by facsimile or email within [*] after the date of arrival of the PRODUCTS at the said destination. Should the BUYER fail to so notify the COMPANY within said [*] period, the BUYER's right of rejection of the PRODUCTS shall then lapse and the said PRODUCTS shall be deemed to have been accepted by the BUYER.

          7.2 If any PRODUCTS are rejected by the BUYER in the said incoming inspection and such fact is clearly confirmed by the COMPANY, then the procedure mentioned below shall follow:

               The COMPANY will [*]
               i)   rework the rejected PRODUCTS, or
               ii)  replace same with the acceptable PRODUCTS, or
               iii) request the BUYER to rework the PRODUCTS. In this case, the
                    COMPANY will furnish to the BUYER repair or replacement parts necessary for the rework of the rejected PRODUCTS performed by the BUYER. In case the BUYER conducts a 100% inspection of the lot in which the rejected PRODUCTS are included, the COMPANY agrees to pay the BUYER the labor charge at the rate separately agreed upon between the parties hereto. There are no other or additional expenses or liabilities the COMPANY is to assume in connection therewith.

8.       SAFETY STANDARDS AND REGULATIONS

          8.1 Upon the BUYER's request, the COMPANY shall, [*] take all necessary steps so that the PRODUCTS shall pass the safety standard or regulations in the TERRITORY or part of the TERRITORY and effective as of the date of this Agreement, in which the BUYER agrees to render to the COMPANY every possible assistance. Otherwise, the BUYER shall, [*] take all necessary steps so that the PRODUCTS shall pass the safety standards or regulations in the TERRITORY or part of the TERRITORY and effective as of the date of this Agreement, in which the COMPANY agrees to render to the BUYER every possible assistance. The standards or regulations set forth in this paragraph shall be hereinafter collectively called the "STANDARDS".

          8.2 In the event that after the date of this Agreement any of the STANDARDS should be changed or modified or any other safety standards applicable to the

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               PRODUCTS under any laws, regulations or official directive having the force of law in the TERRITORY or any other standards or requirements applicable to the PRODUCTS which have not the force of law but the observance of which is in accordance with the reasonable practice of the industry in the TERRITORY shall be established (such other safety standards, standards and requirements being hereinafter collectively called the "OTHER STANDARDS"), the BUYER shall be responsible to furnish to the COMPANY such information well in advance and the BUYER agrees to bear [*] incurred in connection with or arising out of modifications of the specifications of the PRODUCTS or reworking the PRODUCTS as well as [*] arising out of or relating to clearance of or passing such modified STANDARDS or OTHER STANDARDS or listing the PRODUCTS by a competent organization or authority under such modified STANDARDS or OTHER STANDARDS.

          8.3 If the COMPANY suffers damages due to the delay in the COMPANY's shipment of the PRODUCTS caused by the PRODUCTS failure to pass the STANDARDS, modified STANDARDS or OTHER STANDARDS for a cause attributable to the BUYER, the BUYER shall indemnify the COMPANY from such damages; however, the parties specifically agree that such damages shall not exceed [*].

          8.4 No PRODUCTS shall be shipped unless and until the PRODUCTS have cleared or passed the STANDARDS, modified STANDARDS or OTHER STANDARDS or have been listed by a competent organization or authority thereunder; provided, however, that the COMPANY shall be entitled to ship, if the BUYER so directs or gives consent, any portion of the PRODUCTS, without incurring any liability on the part of the COMPANY, before such clearance or listing is final.

9.       PRODUCT SPECIFICATIONS

          9.1 All PRODUCTS supplied to the BUYER by the COMPANY shall be manufactured in conformance to the specifications described in Exhibit A. If either party requests the other for a change of the specification or standards or for special specifications of the PRODUCTS, such matters shall be determined upon mutual discussions of the parties. If any such change or special specifications result, in the reasonable judgment of the COMPANY, in an increase in the cost of the PRODUCTS or in the length of time required for the manufacture or shipment to the BUYER, then a price increase of the PRODUCTS due to said cost increase shall be accordingly charged to the BUYER and an extension of the time for shipment agreed. Similarly, if any such change or special specifications result, in the reasonable judgment of the BUYER after consultation with the COMPANY, in a decrease in the cost of the PRODUCTS or in the length of time required for the manufacture or shipment to the BUYER, then a price decrease of the PRODUCTS due to said cost decrease shall be accordingly applied to the BUYER and a reduction of the time for shipment agreed.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          9.2 No changes shall be made by the COMPANY in the form, fit, or function of the PRODUCT to be purchased hereunder without BUYER's prior written approval. The BUYER will in good faith attempt to respond to the COMPANY's proposed change within [*] of notice of such proposed change. No changes shall be deemed approved by BUYER unless and until the COMPANY receives written notice of BUYER's acceptance thereof. If no response is given by BUYER within [*] of notice of the change then the change will be deemed accepted.

10.      SUPPORT

          10.1 TECHNICAL SUPPORT. The COMPANY agrees to provide reasonable technical support as defined in Exhibit D. The COMPANY represents that it presently has adequately trained technical personnel to provide the support set forth in Exhibit D.

          10.2 DEVELOPMENT SUPPORT. The COMPANY shall provide the BUYER with technical specifications, hardware interface documentation and other technical assistance concerning the PRODUCTS as reasonably required by the BUYER.

          10.3 PRODUCT PACKAGING. The COMPANY will ship tangible items of PRODUCT to the BUYER in bulk packaging consistent with industry standards and sufficient to avoid damage to the Product during shipment. The COMPANY will supply labeling information of bulk packaging to the BUYER.

          10.4 MANUFACTURING SUPPORT DOCUMENTATION, The COMPANY will provide to the BUYER manufacturing support documentation as described in Exhibit E.

11.      SPARE PARTS

          11.1 In lieu of spare parts, the COMPANY shall include at no additional cost to the BUYER an extra [*] of units for each delivery order, rounded down to the next lowest unit quantity.

          11.2 The BUYER's subsidiary shall be entitled to place an order with the COMPANY for spare parts in conformity with the provisions of this Agreement. The BUYER's subsidiary, as used in this Agreement shall mean the company or entity 50% or more of the shares or equity of which is owned or controlled by the BUYER.

          11.3 The COMPANY shall be prepared to supply to the BUYER the following parts for the PRODUCTS for the following period from the time of the last production or of discontinuance of production, of each model of the PRODUCTS:
               i)   [*] for appearance or cosmetic parts
               ii)  [*] for mechanical parts

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               iii) [*] for electrical parts

               In this connection, the BUYER shall place the last order with the COMPANY for any spare parts required by the BUYER for the future at least [*] before the expiration of each period stated above. If such requirements have been shipped out, the COMPANY may thereafter cease to supply any spare parts for the relevant PRODUCTS. However, if the supply of repair parts becomes infeasible for the COMPANY for some inevitable reason during aforementioned period, the period may be altered subject to prior notice of at least [*] to the effect by the COMPANY to the BUYER.

12.      WARRANTY

          12.1 The COMPANY warrants that title to the PRODUCTS when conveyed to the BUYER on an FOB basis is good, that the transfer is lawful and that the PRODUCTS are delivered free from any security interest or encumbrance except as otherwise agreed upon between the parties in writing.

          12.2 The COMPANY further warrants that the PRODUCTS do not have any software or hardware components that incorrectly process date and/or time data or calculations after 31 December 1999.

          12.3 The warranty of the PRODUCTS to be given under this Agreement shall be the following:

                           If, within a period of [*] after shipment by the
               COMPANY of the PRODUCTS, any of the PRODUCTS or component parts thereof exhibit defects of the same kind and nature at the same place in the PRODUCTS and at an unusual frequency of not less than [*] of the total quantity of the PRODUCTS sold by the BUYER in the TERRITORY and such defects are the result of faulty workmanship on the part of the COMPANY or defects in materials arising from any cause for which the COMPANY is responsible, then the COMPANY agrees to give compensation, and render assistance, to the BUYER to such extent as is specified below,

               i) Free supply (freight prepaid) by the COMPANY of replacement component parts for the component parts found to be defective [*] of the COMPANY's verification of such defect, to be done in [*] upon written notice to the COMPANY by the BUYER of such defect, and

               ii) Rendition of technical assistance or advice to the BUYER in repairing such defective PRODUCTS or component parts thereof as may be decided by the COMPANY from time to time within [*] of the COMPANY's verification of such defect to be done in [*] upon written notice to the COMPANY by the BUYER of such defect.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12.4 The foregoing warranty shall apply to PRODUCTS repaired or replaced under paragraph 12.3 for the longer of (i) [*] from the date of repair or replacement, or (ii) [*] applicable to the PRODUCT being repaired or replaced.

12.5 Provided, however, that the foregoing BUYER's remedy shall only be available subject always to the following conditions being met, and in the event of failure of the BUYER to so meet, the BUYER's right to claim remedy as provided in subparagraphs i) and ii) of paragraph 12.3 above shall lapse:

     i) any particulars as to the PRODUCTS or the component parts thereof alleged or found to be defective shall be furnished to the COMPANY in writing within [*] of discovery by the BUYER of such defect.

     ii) the contents of defects stated in i) above shall be subject to the COMPANY's verification

     iii) no PRODUCTS or component parts alleged or found to be defective shall be disposed of by the BUYER until it receives the COMPANY's directions, and

     iv) such defective PRODUCTS or component parts shall forthwith be returned to the COMPANY by the BUYER, freight payable at destination, if the COMPANY so requests.

Except as provided in this article, THERE IS NO WARRANTY THAT THE PRODUCTS SOLD HEREUNDER SHALL BE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. NOR IS THERE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS. NEITHER PARTY'S RESPONSIBILITY FOR LOSSES OR LIABILITIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PRODUCTS SOLD AND SOFTWARE LICENSED HEREUNDER SHALL EXCEED 1.0 TIMES THE AGGREGATE PURCHASE PRICE PAID BY THE BUYER FOR THE PRODUCTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS, REVENUES OR COSTS OF CAPITAL, ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, REGARDLESS OF WHETHER THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR ELSEWHERE, INCLUDING THE CAP ON LIABILITY SET FORTH ABOVE, EACH PARTY WILL BE RESPONSIBLE FOR ALL DAMAGES INCURRED BY THE OTHER PARTY AS A RESULT OF ANY DAMAGE OR INJURY CAUSED BY OR RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OTHER PARTY.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.      TRADEMARKS

     13.1 The products shall in accordance with instructions of the BUYER bear the trade name of "UTStarcom" owned by the BUYER which shall be a registered trademark in Japan or other countries where the products are offered for sale. The BUYER agrees that any disputes or troubles filed by any third party with respect to the said trademark or other trademarks directed by the BUYER for use onto the PRODUCTS shall be settled at the BUYER's sole responsibility and expense. Where it is required by any laws or regulations in the TERRITORY to manifest the name of the manufacturers of PRODUCTS, the COMPANY may place the name or symbol of the COMPANY or any contraction, abbreviation or simulation thereof or other necessary marks onto the PRODUCTS in such a manner as determined after consultation with the BUYER.

14.      PATENTS ETC.

     14.1 The COMPANY warrants that the importation, sale or distribution, or use of the PRODUCTS will not infringe on any patent rights, utility model rights, design rights, copyrights or any other intellectual property rights of whatever kind (hereinafter referred to as the "Intellectual Property Rights") of any third party. The COMPANY shall be responsible and liable to the BUYER in respect to any such claim of infringement and the COMPANY agrees to defend, indemnify and hold harmless the BUYER, its successors, assigns, officers, employees and agents from (X) any and all such claims, provided the COMPANY is given authority and such reasonable assistance and information from the BUYER as the COMPANY requests in writing for the defense of such claims and from (Y) reasonable costs and expenses incurred by the BUYER in defense of such claims, if the COMPANY does not undertake the defense thereof.

     14.2 Notwithstanding the foregoing, the COMPANY will not be liable for any damages or costs resulting from any claim or suit that arises from:
          (A) the COMPANY's compliance with the detailed designs dictated by the BUYER; (B) use of any Software in combination with products not supplied by the COMPANY, to the extent the infringement is caused by such combination; or (C) a manufacturing or other process carried out by or through the BUYER and using any Software, to the extent the infringement is caused by such manufacturing or other process, (such claims being collectively referred to herein as "OTHER CLAIMS"). The BUYER agrees to defend, indemnify and hold harmless the COMPANY, its successors, assigns, officers, employees and agents from (X) any and all such OTHER CLAIMS, provided the BUYER is given authority and such reasonable assistance and information from the COMPANY as the BUYER requests in writing for the defense of such OTHER CLAIMS and from (Y) reasonable costs and expenses incurred by the COMPANY in defense of such OTHER CLAIMS, if the BUYER does not undertake the defense thereof.

     14.3 The BUYER shall promptly notify the COMPANY of any and all infringements, imitations or illegal use of the COMPANY's Intellectual Property Rights, and of any statements or actions made or done by any third party disputing or impairing the COMPANY's interest in and title to any of the above rights. Whenever in the opinion of the COMPANY, any action is necessary or advisable to insure the protection or prevention against such infringements, imitations or illegal use of any of the COMPANY's Intellectual Property Rights, the COMPANY may take such action in the courts, administrative agencies or otherwise, but shall not be obligated to take any such action and shall have no liability to the BUYER for failure to do so. The BUYER shall only upon the request of the COMPANY and subject to the COMPANY's agreement to reimburse the BUYER for any expense to be incurred by the BUYER, take whatever action is deemed necessary by the COMPANY to insure such protection or prevention.

15.      DURATION OF THE AGREEMENT

     15.1 This agreement shall be deemed to come into force on the effective date and unless earlier terminated in accordance with the provisions of this Agreement shall continue in force and effect for [*]. This Agreement shall be automatically renewed for [*] and thereafter from year to year unless either of the parties hereto gives the other party at least [*] prior written notice to terminate this Agreement before the expiration of the initial or any renewed term of this Agreement. If such prior written notice is made by either party then this Agreement shall terminate on the initial or, as the case may be, duly renewed expiry date hereof.

16.      TERMINATION OF THE AGREEMENT

     16.1 In the event of the occurrence of any of the following events to either party, the other party may forthwith terminate, wholly or partly, this Agreement and/or Sales Contract and/or any other contract concluded under or in connection with this Agreement by forthwith sending a written notice to the first party by registered airmail:

          i) if either party hereto continues in default of any material obligation imposed on it herein and/or therein for more than [*] after written notice has been dispatched by registered airmail by the other party requesting the party in default to remedy such default;

          ii) if either party hereto is subjected to compulsory execution, public auction, coercive collection for its arrearage of taxes or public imposts, or suspension of business by public authorities, or appointment of any receiver or trustee of itself or any substantial portion of its property, or if an application or petition is submitted for bankruptcy, corporate arrangement or commencement of corporate reorganization, or if either

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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               party hereto files voluntarily against it an application or petition for bankruptcy, corporate arrangement or commencement of corporate reorganization or composition, or if either party hereto adopts a resolution for discontinuance of its business or transfer to another company of all or important parts of its assets or business or for a substantial decrease of its capital or for dissolution or merger into another company, or makes general assignment for the benefit of creditors or if either party hereto becomes unable to pay debts, or if either party is declared in default of any material contract between it and any third party and such contract is canceled or its payment obligation under such contract is accelerated;

          iii) if, in the reasonable judgment of the COMPANY, there exists or is any ground to suspect the existence of obstacles to effectively continue this Agreement in any aspect of technological development, manufacture, sales or marketing of the PRODUCTS including but not limited to failure by the BUYER to achieve any agreed upon minimum requirement or targeted volume or the case where such failure is expected in the reasonable judgment of the COMPANY; or

          iv) if there is any other material cause justifying either party to terminate this Agreement, such as material and irreparable injury to goodwill or reputation of the other party, commission by the other party of a fraud on or betrayal of confidence in or criminal act against the first party or disclosure or divulgence by the other party of the first party's confidential information.

     16.2 In the event of termination or cancellation of this Agreement for any reason whatsoever:

          i) The COMPANY may at its sole discretion cancel any Sales Contract for the PRODUCTS which have not been shipped at the date of such termination or cancellation. If any Sales Contract is canceled for any reason whatsoever, the COMPANY may sell or otherwise dispose, of the PRODUCTS covered under the Sales Contract so canceled elsewhere in any manner by removing, at the COMPANY's costs and expenses, all of the BUYER's signs, marks and labels from the PRODUCTS. If the COMPANY is unable to sell or otherwise dispose of the PRODUCTS, the BUYER shall pay that portion of the purchase price within the limits defined in Exhibit B.2, and

          ii) Each party hereto shall promptly return to the other party any materials or property in its possession or custody supplied by and belonging to the other party in connection with this Agreement.

     16.3 Except as otherwise clearly provided herein, any termination of this Agreement shall be without prejudice to any rights which shall have accrued to either party hereunder prior to such termination.

     16.4 The parties shall enter into a separate agreement where the COMPANY grants to the BUYER to use complete and current design and manufacturing information for the products upon the COMPANY's inability to deliver PRODUCTS to the BUYER due to the COMPANY's acquisition, break-up or bankruptcy.

17.      COMPENSATION FOR DAMAGES

     17.1 Any defaulting or breaching party hereto or a party terminated pursuant to the provisions of Article 16 (termination) hereof shall pay all reasonable compensation for losses and damages incurred by the other party as a result of default of its obligations or termination of this Agreement. In any event, neither party shall be liable for any incidental, consequential or punitive damages as a result of default on its obligation or termination of this Agreement.

     17.2 Any defaulting or breaching party hereto shall defend, indemnify and hold harmless the other party from and against any and all actions, claims, demands, suits, losses, damages, costs, expenses and judgments (including attorney's fees) by whomever made, brought or prosecuted and in any manner based upon, arising out of, related to, occasioned by or attributable to any breach by any defaulting or breaching party of any provisions of this Agreement or any negligence or fault on the part of any defaulting or breaching party, its employees or agents in the performance thereof.

     17.3 In the event of any delay by the BUYER in taking delivery of the PRODUCTS, the BUYER agrees to pay to the COMPANY, i) interest on any overdue payment of the purchase price of the relevant PRODUCTS at the rate of twelve (12) percent per annum for the period of such delay,
          ii) the additional storage charges of the relevant PRODUCTS in Japan or any other country where such PRODUCTS are stored for the period of such delay and iii) any other expenses and damages sustained by the COMPANY due to such delay. The foregoing provisions of this article shall not prejudice the right of the COMPANY to terminate this agreement and/or Sales Contract on account of breach by the BUYER of its obligation to take delivery of the relevant PRODUCTS as agreed and any other rights and remedies of the COMPANY contained herein or in the Sales Contract.

18.      DISCLOSURE OF INFORMATION

     18.1 All information, suggestions or ideas transmitted by either party to the other party in connection with this Agreement or the performance hereunder and designated by the transmitting party as secret or confidential shall be treated as secret or confidential by the receiving party and shall not be divulged or disclosed to any third party, person, firm or agency, governmental or private, without the prior written consent of the disclosing party except to the extent that such information is: (a) known at the time of its receipt as documented in written records; (b) properly in the public domain; (c) subsequently disclosed to the receiving party, without any obligation to keep such information confidential, by a third party that may lawfully do so;
          (d) required to be disclosed by law, including but not limited to any requirements imposed by either United States Securities and Exchange Commission or any other security and exchange commission on BUYER; or
          (e) disclosed to potential financing or insurance sources, as long as any such third parties agree to be bound by the provisions of this section.

     18.2 "Confidential Information" may include: business or marketing plans, strategies, concepts, and data (including costs and pricing); research and development activities; products, product plans, technical specifications, technology, hardware, software, systems, and designs; trade secrets, formulas, copyrighted materials, packaging, and trademarks; manufacturing processes and methods (including line speeds, manning requirements and layout); existing or potential customers, suppliers, methods, and techniques; and other accumulated technical knowledge or information, which is disclosed by one party to the other and is identified as confidential when disclosed. It is specifically agreed that any technical know-how and marketing information (such as price and other sales conditions) shall be hereby regarded as secret and confidential PER SE without making such designation.

19.      PUBLICITY

     19.1 The COMPANY and the BUYER will jointly discuss and agree, on the release of any statement to the public regarding the execution and the subject matter of this Agreement, subject in each case to disclosure otherwise required by law or regulation. The parties will work together on a joint statement announcing their relationship and the execution and subject matter of this Agreement as soon as practicable following the execution hereof. Either party may disclose the execution of this Agreement to any third parties that are subject to a confidentiality and non-disclosure agreement with such disclosing party that is at least as restrictive as the provisions in Article 18.

20.      ASSIGNMENT

     20.1 Neither party shall assign, transfer or otherwise dispose of this Agreement in whole or in part or any right hereunder to any third party without the prior written consent of the other party.

21.      NOTICES

     21.1 Except as otherwise provided herein all notices to be given or made under this Agreement shall be in writing and hand-delivered in person or sent by facsimile followed by mail or courier services and addressed to the principal office of the parties as indicated above in this Agreement or to such other address as either party may hereafter furnish to the other party in writing.

     21.2 All notices shall be deemed to have been given (a) when delivered personally, (b) upon confirmation of receipt if sent via telecopy or electronic mail, (c) 3 days after being deposited in the United States mail or Japanese mail, registered or certified with return receipt postage prepaid, or (d) 1 day after being sent by courier or overnight delivery service requiring proof of receipt.

22.      EXCEPTIONS

     22.1 FORCE MAJEURE The COMPANY shall not be liable for any delay in shipment or delivery, non-delivery, or destruction or deterioration, of all or any part of the PRODUCTS, or for any other default in performance of this Agreement or Sales Contract or any other contract concluded under or in connection with this Agreement, which arises from any lockout, strike, labor trouble or other industrial disturbance, inevitable accident, export cartel by governmental authorities or industry or trade associations of whatever nature to limit its export of the PRODUCTS, fire, explosion, transportation difficulty, or from any cause beyond the control of the COMPANY, including without limitation, war, blockade, embargo, governmental, administrative or public direction or guidance or order of any country including any reasonably anticipated direction or guidance or order thereof, legal restriction imposed in any country, including any reasonably anticipated restriction thereof, riot, civil commotion, warlike condition, prolonged failure or shortage of electric power, gas or oil, epidemic, earthquake, flood, typhoon or other Act of God.

     22.2 In the event of any delay or failure due to the cause or causes given in the preceding paragraph 22.1, the COMPANY shall send by fax, email or otherwise a written notice stating the reason therefor to the BUYER as promptly as possible. The performance of the COMPANY shall be deemed suspended as long as and to the extent that any such cause(s) continue, but with this Agreement and/or Sales Contract and/or any other contract concluded under or in connection with this Agreement then executory shall not be regarded as terminated, frustrated or canceled simply as a result of such delay or failure and the parties hereto shall continue once more with its performance when the cause or causes of such delay or failure have ceased or have been eliminated, provided, however, that if such delay or failure extends or is reasonably anticipated to extend for a period of more than 3 months, the COMPANY may without any liability on its part terminate or cancel this Agreement and/or the said Sales Contract and/or any other contracts concluded under or in connection with this Agreement by sending a written notice to the BUYER to the extent that the COMPANY's performance has been prevented or delayed.

     22.3 It is specifically understood and agreed that if the COMPANY cancels any Sales Contract pursuant to paragraph 22.2 above, the COMPANY may sell the PRODUCTS elsewhere and in any manner by removing, at the COMPANY's cost and expense, all of the BUYER's signs, marks and labels on the PRODUCTS destined for the BUYER. In such event, the COMPANY shall bear all the expenses and costs incurred by the COMPANY in connection with changing or remodeling the PRODUCTS as the COMPANY deems fit for the purpose of sale elsewhere, as well as the costs for signs, marks, labels, packages and other printing materials having then already been prepared in accordance with the BUYER's directions.

23.      ENTIRE AGREEMENT

     23.1 This Agreement constitutes the entire and only agreement between the parties hereto and supersedes all previous understandings, commitments and agreements, whether oral or written, relating to the subject matter hereof, and no modification, amendment supplement of this Agreement shall be binding upon the parties hereto except by mutual express written consent of subsequent date signed by an authorized representative or officer of each of the parties hereto.

24.      ARBITRATION

     24.1 Any dispute arising from the execution of or in connection with this Agreement shall be settled through friendly consultation between the parties. If the dispute cannot be settled within 60 days from the first date of consultation, the dispute shall be settled by consulting of 3 arbitrators, Arbitration shall be held in San Francisco, California under the International Arbitration Rules of the American Arbitration Association if initiated by the COMPANY, and shall be held in Tokyo, Japan under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association if initiated by the BUYER. The award rendered by the arbitration shall be final and binding upon the parties and may be entered by any court having jurisdiction.

25.      GOVERNING LAW AND TRADE TERMS

     25.1 It is mutually agreed that, except as otherwise required by mandatory provisions of applicable laws of the TERRITORY, the terms of this Agreement and the performance hereunder shall in all respects be governed and interpreted by and under the laws of the State of California, USA, excluding its provisions regarding conflict of laws.

     25.2 If applicable, the trade terms used in this Agreement shall have the meaning given to such terms in the Incoterms 2000.

26.      MISCELLANEOUS

     26.1 AMENDMENTS: This Agreement may only be amended or modified by an instrument in writing executed by both parties.

     26.2 WAIVER: a waiver by a party hereto of any particular provision hereof shall not be deemed to constitute a waiver in the future of the same or any other provision of this Agreement.

     26.3 SEPARABILITY: The parties hereto agree that, in the event of one or more of the provisions hereof being subsequently declared invalid or unenforceable by court or administrative decision, such invalidity or unenforceability of any of the provisions shall not in any way affect the validity or enforceability of any other provisions hereof except those invalidated or unenforceable provisions which comprise an integral part of or are otherwise clearly inseparable from such other provisions.

     26.4 APPLICABLE LANGUAGE: This Agreement has been executed by the parties hereto in the English language and no translated version of this Agreement into any other language shall be controlling and binding upon any of the parties hereto.

     26.5 TITLES: The Article titles in this Agreement have been inserted for convenience only and shall in no way be used in the interpretation hereof.

     26.6 EXPENSES: Unless otherwise expressly agreed herein or otherwise in writing by the parties hereto, each party shall bear all expenses and disbursements incurred or made by itself or any other investment made by itself in connection with or in pursuance of this Agreement, and neither party shall be entitled to compensation from the other party for said expenses, disbursements or investment whether on termination of this Agreement for any reason whatsoever or otherwise unless otherwise expressly agreed upon in writing by the other party.

     26.7 PARTIES INDEPENDENT: In making and performing this Agreement, the parties are acting and shall act as independent contractors, and nothing contained in this Agreement shall be construed or implied to create any agency, partnership or employer and employee relationship between the COMPANY and the BUYER.

     26.8 CAPACITY TO ENTER INTO AGREEMENT: Both parties represent and warrant that, irrespective of any other contractual commitment of any kind to any other third party, the parties hereto possess the capacity and right to enter into this Agreement, and to substantially perform the material obligations contained within the terms of this Agreement. If any other contractual commitments to any other third party cause either of the parties to fail to substantially perform their material obligations pursuant to this Agreement (as determined in the reasonable judgment of the aggrieved party), the aggrieved party shall be indemnified for and held harmless against any third-party claims, actions or lawsuits pursuant to Section 17.1 and 17.2 of this Agreement, in addition to any other remedies provided for in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives or officers duly authorized thereunto as of the date first above written,

Japan Radio Company, Ltd.                        UTStarcom (Hangzhou) Co., Ltd.

Authorized Signature                             Authorized Signature

By: /s/ KIYOMI SHINTANI                          By: /s/ illegible
   ----------------------------------               ---------------------------
Name printed: KIYOMI SHINTANI                    Name printed: illegible
             ------------------------                         -----------------
Title: DIVISION EXECUTIVE
       COMMUNICATIONS EQUIPMENT DIV.             Title: CHAIRMAN
       ------------------------------                  ------------------------
Date: MARCH 16, 2000                             Date:               8 FEB 2000
      ----------------------------------              --------------------------

                        EXHIBIT A PRODUCT SPECIFICATIONS

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         EXHIBIT B DELIVERY ORDER RESCHEDULING AND CANCELLATION

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                          EXHIBIT C PRICE LIST AND NRE

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                                EXHIBIT D SUPPORT

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

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                         EXHIBIT E MANUFACTURING SUPPORT

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

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                               EXHIBIT F SCHEDULE

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                  EXHIBIT G INSPECTION STANDARD AND PROCEDURES

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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